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                                                                    Exhibit 2(a)

        A Plan and Agreement of Merger among Applied, Merger Sub and Invetech dated April 29, 1997 is included as Annex A to the Prospectus filed as part of this Registration Statement. A list of schedules and exhibits briefly identifying the contents thereof is included on page iv of the Plan and Agreement of Merger. The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Commission upon request.